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                                    EXHIBIT 6
                       CONSENT OF INDEPENDENT ACCOUNTANTS
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                       Consent of Independent Accountants



We consent to the inclusion in Post-Effective Amendment No. 7 to the Registration Statement of "AUL American Individual Variable Life Unit Trust," the Modified Single Premium Variable Life Insurance Policy, on Form S-6 (File No. 333-32553) of our report dated March 8, 2002, on our audits of the combined financial statements of OneAmerica Financial Partners, Inc. We also consent to the reference to our firm under the caption "Independent Accountants."



/s/  PricewaterhouseCoopers L.L.P.

April 26, 2002